SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                            ------------------

                                 FORM 8-K


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) - December 5, 1996 as of June 30, 1996



                          REUNITED HOLDINGS, INC.
            (Exact Name of Registrant as Specified in Charter)


           Rhode Island                0-15238              05-0301429
   (State or Other Jurisdiction      (Commission        (I.R.S. Employer
         of Incorporation)           File Number)      Identification No.)


     Two Executive Drive, Fort Lee, NJ                       07024-3308
  (Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code            201-585-2100


    Victoria Creations, Inc., 30 Jefferson Park Road, Warwick, RI 02888
          (Former Name or Address, if Changed Since Last Report)

Item 5. Other Events.

As reported in Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995 filed February 26, 1996, the Registrant and its parent company, United Merchants and Manufacturers, Inc., each filed petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code on February 22, 1996. Registrant is continuing to operate its business as debtor-in-possession while the reorganization case is pending. Registrant and its parent company are in the process of evaluating their businesses and formulating a plan or plans of reorganization.

Registrant and its parent company requested that the Securities and Exchange Commission allow them to follow a modified reporting procedure in lieu of the periodic reports required under the Securities Exchange Act of 1934, as amended. The Commission granted the Registrants' request. Therefore, the Registrants will file, under cover of Form 8-K, the financial reports and schedules that are filed with the Bankruptcy Court. Included herewith, Registrant is filing the cover letter, certificate and verified financial statements/operating reports for the year ended June 30, 1996 as filed with the Bankruptcy Court. As soon as practical, Registrant will file the monthly verified financial statements/operating reports for each of the months of July, August, September, October and November 1996 and, as due, future monthly reports.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Reunited Holdings, Inc.
                                    (formerly Victoria Creations, Inc.)




Date December 5, 1996               By /s/ Norman R. Forson
                                       Norman R. Forson
                                       Senior Vice President

                 UNITED MERCHANTS AND MANUFACTURERS, INC.
                       2 Executive Drive, Suite 780
                             Fort Lee NJ 07024
                               201-585-2100
October 30, 1996

United States Bankruptcy Court
Southern District of New York
Attn: Office of the Clerk
Alexander Hamilton Customs House
One Bowling Green
New York NY 10004-1408

In re: United Merchants and Manufacturers, Inc. and Victoria Creations, Inc., Debtors, Jointly Administered Chapter 11 Case No. 96 B 40941 (AJG)

Enclosed herewith is a copy of the verified financial statements/operating reports for the year ended June 30, 1996.

The consolidated reports for the year ended June 30, 1996 and the monthly reports for July, August and September 1996 will be completed and filed shortly. They have been delayed due to the time required in preparation of the enclosed annual statements.

In the meantime, enclosed is a schedule of, and receipts for deposits of, Federal, state, and local taxes withheld and paid for the months of July, August and September 1996.

The companies do not make sales subject to sales tax.

All property taxes due and payable have been paid.

All insurance policies, including for workers compensation and disability, have been paid for the current period.


UNITED MERCHANTS AND MANUFACTURERS, INC., D.I.P.
VICTORIA CREATIONS, INC., D.I.P.



by Norman R. Forson, Senior Vice President

cc: U.S. Department of Justice
    Office of the United States Trustee
    Southern District of New York
    Attn: Goodwin Benjamin, Esquire
    80 Broad Street, 3rd Floor
    New York NY 10004

    Zalkin, Rodin & Goodman LLP
    Attn: Andrew D. Gottfried, Esquire
    750 Third Avenue
    New York NY 10017

    Skadden, Arps, Slate, Meagher & Flom
    Attn: Michael L. Cook, Esquire
    919 Third Avenue
    New York NY 10022-3897

                      REUNITED HOLDINGS, INC., D.I.P.
                    (formerly Victoria Creations, Inc.)

                           FINANCIAL STATEMENTS


                                   INDEX

                                                            Page
                                                           Number

Statement of Operations...................................    2

Balance Sheet ............................................    3

Statement of Cash Flows...................................    4

Notes to Financial Statements ............................    5

  REUNITED HOLDINGS, INC. (Formerly Victoria Creations, Inc.), D.I.P.

  Statement of Operations

  The statement of operations for the year ended June 30, 1996 reflects the Company's results of operations during the 1996 fiscal year and the sale, as of July 1, 1996, by the Company of most of its operating assets as if the sale had occurred on June 30, 1996. The pro forma adjustments column deletes the results of operations for the fiscal year of the operating assets sold. The pro forma adjusted column reflects the estimated results of operations of the design group of the Company which was not included in the operating assets sold.
                                              (000 omitted)
                                ------------------------------------
                                   YEAR ENDED JUNE 30, 1996
                                ---------------------------    YEAR ENDED
                                         PRO FORMA              JUNE 30
                                          ADJUST- PROFORMA ------------------
                                 ACTUAL    MENTS  ADJUSTED   1995     1994
                                -------- -------- -------- -------- --------
  Net sales..................... $50,520 ($50,220)    $300  $49,863  $42,569

  Cost of goods sold............ (27,482)  27,202     (280) (28,085) (23,744)
                                -------- -------- -------- -------- --------
                   Gross Profit  $23,038 ($23,018)     $20  $21,778  $18,825

  Selling, general and
   administrative expenses...... (18,848)  18,848           (19,049) (18,642)
  Amortization of goodwill......    (720)     720              (720)    (720)
                                -------- -------- -------- -------- --------
               Operating Income   $3,470  ($3,450)     $20   $2,009    ($537)

  Other income (expense):
   Interest expense - to Parent
    Company for the three months
    ended June 30, 1996.........    (444)     444
   Interest expense - other.....  (2,241)   2,241            (3,347)  (1,574)
   Royalty income...............      56      (56)               50       84
   Provision for income taxes...     (25)      25               (25)     (27)
                                -------- -------- -------- -------- --------
     Earnings (Loss) before
        Reorganization expenses     $816    ($796)     $20  ($1,313) ($2,054)

  Reorganization expenses:
   Management services by Parent
    Company from February 23, 1996
    to June 30, 1996............    (840)     840
   Legal and other expenses.....  (1,272)   1,272
                                -------- -------- -------- -------- --------
        Earnings (Loss) before
                 Sale of Assets  ($1,296)  $1,316      $20  ($1,313) ($2,054)

  Loss on sale of assets........ (24,249)  24,249
                                -------- -------- -------- -------- --------
            Net Earnings (Loss) ($25,545) $25,565      $20  ($1,313) ($2,054)
                                ======== ======== ======== ======== ========

  Average common shares
   outstanding..................   7,800             7,800    7,800    7,800

  Earnings (Loss) per share:
   Before sale of assets........  ($0.17)           $0.003   ($0.17)  ($0.26)
   Sale of assets...............   (3.11)            0.000     0.00     0.00
                                --------          -------- -------- --------
  Net earnings (Loss) per share.  ($3.28)           $0.003   ($0.17)  ($0.26)
                                ========          ======== ======== ========

  See notes to financial statements.
                                       2








    REUNITED HOLDINGS, INC. (formerly Victoria Creations, Inc.), D.I.P.

    Balance Sheet

    The following balance sheet as of June 30, 1996 reflects (1) the financial position of the Company prior to the sale, as of July 1,
    1996, by the Company of most of its operating assets, (2) the effect on the Company's financial position of the sale as if the sale had occurred on June 30, 1996 and (3) the financial position of the Company adjusted for the sale.
                                               (000 omitted)
                                --------------------------------------------
                                           JUNE 30, 1996
                                -----------------------------------
                                            ADJUSTMENTS
                                         -----------------
                                 BEFORE   ASSETS            AFTER   JUNE 30
                                  SALE     SOLD   PROCEEDS  SALE     1995
                                -------- -------- ------- -------- --------
               ASSETS
    Current Assets:
     Cash.......................  $1,736           $4,967   $5,719     $638
                                                     (984)
     Receivables, net ..........   8,895  ($8,895)               0    7,242
     Inventories................  17,214  (17,214)               0   16,430
     Other current assets.......   1,533   (1,533)               0      958
                                -------- -------- ------- -------- --------
           Total Current Assets  $29,378 ($27,642) $3,983   $5,719  $25,268

    Plant and Equipment.........  $5,360  ($5,360)              $0   $5,146
     Less depreciation..........  (4,243)   4,243                0   (4,035)
                                -------- -------- ------- -------- --------
        Net Plant and Equipment   $1,117  ($1,117)     $0       $0   $1,111

    Other Assets:
     Goodwill................... $19,988 ($19,988)              $0  $20,709
     Other......................     520     (520)               0      863
                                -------- -------- ------- -------- --------
             Total Other Assets  $20,508 ($20,508)     $0       $0  $21,572
                                -------- -------- ------- -------- --------
                   Total Assets  $51,003 ($49,267) $3,983   $5,719  $47,951
                                ======== ======== ======= ======== ========

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current Liabilities:
     Accounts payable...........  $1,947                    $1,947   $4,284
     Accrued expenses...........   1,682                     1,682    1,084
     Advance from buyer.........     500            ($500)       0        0
                                -------- -------- ------- -------- --------
      Total Current Liablilties   $4,129       $0   ($500)  $3,629   $5,368

    Liabilities subject to compromise:
     Accounts payable...........  $3,596                    $3,596
     Accrued expenses...........     128                       128
     Due to Parent Company......  15,879                    15,879
                                -------- -------- ------- -------- --------
     Total Liabilities Subject
                  to Compromise  $19,603       $0      $0  $19,603       $0

    Secured long-term debt......  20,535          (19,551)       0   11,090
                                                     (984)
    Due to Parent Comany........                                     23,461
    Stockholders' Equity:
     Common stock, $0.01 par value,
      authorized 10 million shares,
      Outstanding 7.8 million
      shares....................     $58                       $58      $58
     Additional paid-in capital.  32,998                    32,998   32,998
     Retained earnings (deficit) (26,320)                  (26,320) (25,024)
     Loss on sale...............         ($49,267)$25,018  (24,249)
                                -------- -------- ------- -------- --------
     Total Stockholders' Equity   $6,736 ($49,267)$25,018 ($17,513)  $8,032
                                -------- -------- ------- -------- --------
    Total Liabilities and Equity $51,003 ($49,267) $3,983   $5,719  $47,951
                                ======== ======== ======= ======== ========

                                       3











  REUNITED HOLDINGS, INC. (Formerly Victoria Creations, Inc.), D.I.P.

  Statement of Cash Flows

  The following statement of cash flows for the year ended June 30, 1996 reflects (1) the cash flows of the Company prior to the sale, as of July
  1, 1996, by the Company of most of its operating assets and (2) the cash flows adjusted for the sale as if the sale had occurred on June 30, 1996.
                                                     (000 omitted)
                                          ------------------------------------
                                              YEAR ENDED
                                             JUNE 30, 1996      YEAR ENDED
                                          ------------------     JUNE 30
                                           BEFORE    AFTER  ------------------
                                            SALE     SALE     1995     1994
                                          -------- -------- -------- --------
  Cash Flows from Operating Activities:
   Net loss............................... ($1,296)($25,545) ($1,313) ($2,054)
   Add back items not requiring cash in
    the current period:
     Depreciation and amortization........     929      929      995    1,026
     Transactions with Parent Company:
      Interest expense - for the three
       months ended June 30, 1996.........     444      444
      Management services - from
       February 22, 1996 to June 30, 1996.     840      840
   Decrease (increase) in assets:
    Accounts receivable...................  (1,653)   7,242    1,117     (920)
    Inventories...........................    (784)  16,430    1,564      165
    Other current assets..................    (575)     958      (42)    (172)
    Goodwill..............................           19,988
    Other assets..........................     343      863     (277)      75
   Increase (decrease) in liabilities:
    Accounts payable......................   1,259    1,259    1,969      723
    Accrued expenses and other liabilities     726      726      (45)     256
    Advance from buyer....................     500        0
                                          -------- -------- -------- --------
              Net Cash Provided (Used) by
                     Operating Activities     $733  $24,134   $3,968    ($901)

  Cash Flows from Investing Activities:
   Additions to plant and equipment.......   ($214)   ($214)   ($129)   ($170)
   Dispositions of plant and equipment....            1,117       60        3
                                          -------- -------- -------- --------
             Net Cash provided (used) by
                     Investing Activities    ($214)    $903     ($69)   ($167)

  Cash Flows from Financing Activities:
   Secured long-term debt.................  $9,445 ($11,090) ($2,301) ($5,524)
   Due to Parent Company..................  (8,866)  (8,866)  (1,032)   6,516
                                          -------- -------- -------- --------
              Net Cash Provided (used) by
                     Financing Activities     $579 ($19,956) ($3,333)    $992
                                          -------- -------- -------- --------
                     Net Increase in Cash   $1,098   $5,081     $566     ($76)


  Cash at beginning of period.............     638      638       72      148
                                          -------- -------- -------- --------
                    Cash at End of Period   $1,736   $5,719     $638      $72
                                          ======== ======== ======== ========
  ----------
  Supplemental disclosure:
   Cash payments for:
    Interest..............................  $1,690   $1,690   $3,317    1,574
    Income taxes..........................      25       25       25       27

  See notes to financial statements.

                                        4







    REUNITED HOLDINGS, INC. (formerly Victoria Creations, Inc.), D.I.P.

                       Notes to Financial Statements

The Company is a 79%-owned subsidiary of United Merchants and Manufacturers, Inc. (the "Parent Company").

Note A - Basis of Presentation

The accompanying financial statements of Reunited Holdings, Inc. (formerly Victoria Creations, Inc.) ("Company") for the years ended June 30, 1996, 1995 and 1994 are unaudited. The financial information for the years ended June 30, 1995 and 1994 is taken from audited financial statements. The financial statements have been prepared in accordance with generally accepted accounting principles and, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The financial statements reflect the sale, as of July 1, 1996, by the Company of most of its operating assets as if the sale had occurred on June 30, 1996. See Note Q below.

The financial statements for the year ended June 30, 1996, before sale, have been prepared in conformity with generally accepted accounting principles applicable to a going concern which contemplate the realization of assets and the liquidation of liabilities in the normal course of business. See Note Q below.

Note B - Petition for Reorganization under Chapter 11

On February 22, 1996, the Company and its Parent Company filed petitions for reorganization relief under Chapter 11 of the Bankruptcy Code. The filings became necessary because the Company's secured lender refused to extend necessary funding for its current operations and the Parent Company guaranteed the Company's debt to the lender. Consequently, the Company and its Parent Company were unable to meet their immediate financial commitments.

Pursuant to the Bankruptcy Code, the Company is continuing to operate its business as debtor-in-possession while the reorganization case is pending. The Company is allowed to use, and is using, its cash and other resources at the operating level in the ordinary course of business.

Under Chapter 11, the presentation and collection of certain prepetition claims against the Company are stayed. These claims are reflected in the June 30, 1996 balance sheet as "Liabilities Subject to Compromise".

Additional claims (liabilities subject to compromise) may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and may be determined by the court (or agreed to by the parties in interest) for contingencies and other disputed amounts.

Subsequent to June 30, 1996, the Pension Benefits Guaranty Corporation and Internal Revenue Service each filed claims in bankruptcy for significant amounts against the Parent Company and took the position that such claims were guaranteed by the Company. The Company and the Parent Company both dispute the indication that the Company is a guarantor of such claims.

Liabilities subject to compromise are stated at the Company's carrying value and not at the amounts for which the claims may be settled.

The Bankruptcy Court authorized the Company to pay or otherwise honor certain of its prepetition obligations, including employee wages and benefit plans.

The statement of cash flows reflects changes in applicable liabilities before the reclassification of such amounts to Liabilities Subject to Compromise.

NOTE C - Summary of Significant Accounting Policies

Inventories are valued at the lower of cost (first-in, first-out method) or market.

Plant and equipment are carried at cost. Depreciation and amortization are computed using the straight-line method over the following range of estimated useful lives:

     Machinery and equipment...............  3 to 10 years
     Leasehold improvements................  5 to 10 years

Goodwill arose as the result of the purchase price paid by the Parent Company to acquire the Company in 1984 in excess of the fair value of the net assets at the date of acquisition. The goodwill is being amortized by the straight-line method over 40 years. In evaluating the recoverability of goodwill, management gives consideration to a number of factors, including brand recognition, market share, operating systems and the creative and technical skills of the Company as a whole. Accumulated amortization of goodwill amounted to $8,025,000 and $7,305,000 at June 30, 1996 and 1995, respectively.

Net loss per share is computed based on the weighted average number of shares of Common Stock outstanding during the periods.

NOTE D - Receivables

The amounts shown as receivables in the balance sheet are net of allowances of $2,636,000 as of June 30, 1996 and $2,415,000 as of June 30, 1995.

NOTE E - Inventories

Inventories consist of:
                                                        (000 omitted)
                                                      ------------------
                                                           June 30
                                                      ------------------
                                                        1996      1995
                                                      --------  --------
    Raw materials...................................  $  4,824  $  5,120
    Work in process.................................       605       484
    Finished goods..................................    11,785    10,826
                                                      --------  --------
                                                      $ 17,214  $ 16,430
                                                      ========  ========
                                     6

Note F  - Secured Long-Term Debt

The amount borrowed as long-term debt fluctuates based on the Company's cash availability or requirements.

On June 30, 1994, the Company repaid its indebtedness to its then senior secured lender by borrowing $13 million from another lender and approximately $5.6 million from its Parent Company. The borrowing from the other lender consisted of $2 million under a secured promissory note and the balance under a revolving loan and security agreement. These loans were secured by substantially all of the Company's assets and bore interest at the rate of 2% a month.

Effective July 31, 1995, the Company renegotiated its borrowing arrangements with its lender. The arrangement, prior to the sale of most of the Company's operating assets, consisted of a term loan ($4,400,000 at June 30, 1996) and a revolving loan based on the Company's eligible accounts receivable and inventories. These loans were secured by substantially all of the Company's assets and bore interest at the rate of 3 1/2% over prime rate.

Effective July 1, 1996, the Company sold most of its operating assets. See Note Q below. The buyer assumed $19.55 million of the secured long-term debt and the Company simultaneously used a portion of the cash proceeds of the sale to payoff the balance of this debt.

Selected information with regard to the long-term debt is as follows:
                                                        (000 omitted)
                                                      ------------------
                                                      Year Ended June 30
                                                      ------------------
                                                        1996      1995
                                                      --------  --------
Maximum amount outstanding (at any month end)........ $ 20,859  $ 17,167
Average amount outstanding during period.............   18,704    13,945
Interest expense.....................................    2,241     3,347
Weighted average interest rate during period -
 (based on average amount outstanding)...............     12.0%    24.0%


NOTE G - Stockholders' Equity

The only changes in stockholders' equity during the three years ended June 30, 1996 have been the addition of net losses to retained earnings (deficit).

NOTE H - Income Taxes

Through December 30, 1992, the results of operations of the Company were included in the consolidated Federal and certain state income tax returns of the Parent Company. The provision for income taxes was computed based on the earnings (loss) as reflected in the financial statements, using applicable Federal and state income tax law and rates, as if the Company were filing separate income tax returns. The amount which would have been payable to the applicable taxing authorities was paid to the Parent Company.

Effective December 30, 1992, as a result of the sale by the Company of 300,000 shares of its Common Stock, the Parent Company's ownership of the Company dropped below the percentage required for consolidation for income tax purposes and, therefore, the results of operations of the Company are no longer included in consolidated Federal and certain state income tax returns of the Parent Company.

The provision for income taxes for each of the three years ended June 30, 1996 consists of state and local taxes. As a result of losses for these years, no provision for Federal income taxes was made.

A reconciliation of the United States statutory Federal corporate income tax rate to the effective rate of the provision for income taxes is as follows:
                                            Year Ended June 30
                                   -------------------------------------
                                         1996
                                   -----------------
                                    Before   After
                                     Sale     Sale      1995      1994
                                   -------- --------  --------  --------
Statutory rate (benefit)........     (34.0)%  (34.0)%   (34.0)%   (34.0)%
Decrease in taxes arising from
 effect of:
  State and local income taxes,
   net of Federal tax benefit...       1.3      0.1       1.3       0.9
  Amortization of goodwill......      19.3      1.0      19.0      12.1
  Losses not resulting in tax
   benefit......................      15.4     33.1      15.6      22.3
                                  -------- --------  --------  --------
Effective rate..................       2.0%     0.1 %     1.9 %     1.3 %
                                  ======== ========  ========  ========

At June 30, 1996, the Company had unused net operating loss carryforwards of approximately $42.7 million, of which $3.6 million expires in 2003, $11.3 million in 2005, $10.0 million in 2006, $9.4 million in 2007,
$1.8 million in 2008, $1.1 million in 2009, $0.4 million in 2010, $0.6 million in 2011 and $4.7 million in 2012.

NOTE I - Related Party Transactions

Prior to 1991, the Parent Company acted as a banker for the Company. The Company would borrow from the Parent Company funds necessary to meet operational and capital needs, and lend funds to the Parent Company when the Company had excess funds available. During the 1991 fiscal year, the Company established separate credit facilities. The Company currently owes the Parent Company for borrowings, for interest expense on amounts due, for rent and for amounts paid by the Parent Company on behalf of the Company which were not reimbursed by the Company. The Company is charged interest on its net outstanding balance with the Parent Company at the annual rate paid by the Parent Company on its borrowings; however the Parent Company waived the interest due to it for the fourth quarter of fiscal 1993, for the 1994 and 1995 fiscal years and for the first nine months of the 1996 fiscal year.

Selected information with regard to the amount due to Parent Company is as follows:
                                                        (000 omitted)
                                                      ------------------
                                                      Year Ended June 30
                                                      ------------------
                                                        1996      1995
                                                      --------  --------
Maximum amount outstanding (at any month end)........  $16,385   $24,421
Average amount outstanding during period.............   16,031    24,050
Interest expense to Parent Company ..................      444         0
Weighted average interest rate during period (interest
 paid divided by average amount outstanding during
 period for which interest was charged)..............       12%        0%

----------
Note - The Parent Company waived interest on the amount due to it for the three months ended June 30, 1993, for the years ended June 30, 1994 and 1995 and for the first nine months of the 1996 fiscal year.


The Company leases two buildings from the Parent Company at a total cost of $333,000 a year (subject to annual cost-of-living adjustments). The Company pays all expenses of the buildings on a triple net lease basis.

Prior to their sale in January 1995, the Parent Company owned and operated certain retail outlet stores. During the seven months ended January 31, 1995 and the fiscal year ended June 30, 1994, sales to the Parent
Company's retail outlet stores were approximately $189,000 and $702,000, respectively.

Under a service agreement, prior to April 1996, the Parent Company performed certain limited administrative functions, including data processing services, for the Company. These functions were performed by the Company prior to its acquisition. The Company believes that if it were to resume responsibility for these services, the additional cost to the Company would be minimal. Accordingly, the Parent Company has not charged the Company for these services.

Subsequent to the filing of petition for reorganization (see Note B above), the Parent Company has performed certain management services for the Company and has charged the Company $840,000 for such services through June 30, 1996.

NOTE J - Commitments and Contingencies

In connection with the sale of substantially all of the Company's operating assets effective July 1, 1996 (see Note Q below), the buyer assumed the Company's minimum rental commitments under non-cancellable operating leases and the Company's obligations to pay royalties based on sales of certain product lines with minimum royalty payments.

NOTE K - Supplemental Information

                                                   (000 omitted)
                                            ----------------------------
                                                 Year ended June 30
                                            ----------------------------
                                              1996      1995      1994
                                            --------  --------  --------
Advertising expense.......................  $  2,465  $  2,598  $  2,215
Royalty expense...........................     1,572     1,540     1,304
Rent expense..............................     1,021     1,073     1,006

NOTE L - Stock Options

1986 Stock Option Plan:

The 1986 Stock Option Plan provides for the granting of options to officers and other key employees to purchase an aggregate of 550,000 shares (as amended) of Common Stock of the Company. Such options are required to have an exercise price of not less than fair market value of the shares on the date the option is granted. Some or all of the options may be granted as "incentive stock options" within the meaning of the Internal Revenue Code of 1954, as amended.

Transactions under this Plan for the three years ended June 30, 1996 are as follows:
                                                             (000 omitted)
                                                             -------------
                                  Number of                      Total
                                   Shares    Price per Share     Price
                                  --------  ------------------  --------
Outstanding at June 30, 1993
  and 1994.......................  100,000      $ 0.34375       $     34
Granted..........................  442,000        1.00               442
Cancelled........................  (25,000)       1.00               (25)
                                  --------                      --------
Outstanding at June 30, 1995
  and 1996.......................  517,000                      $    451
                                  ========                      ========
Exercisable at:
  June 30, 1995...................  75,000
  June 30, 1996................... 100,000
Available for future grant:
  June 30, 1995...................  33,000
  June 30, 1996...................  33,000

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Note - Effective July 1, 1996, with the sale by the Company of most of its operating assets (see Note Q below), all employees holding options under the Plan left the employ of the Company and became employees of the buyer. At that time, all options outstanding under the Plan were cancelled.

Other Options:

On July 7, 1986, the Company granted to the Parent Company an option to purchase 800,000 shares of Common Stock of the Company at $10.80 a share. The option is exercisable in whole or part until August 31, 1996.

NOTE M - Retirement Savings Plan

The Company has a Retirement Savings Plan which includes the salary deferral feature afforded by Section 401(k) of the Internal Revenue Code. The Plan covers substantially all employees of the Company. Under the Plan, covered employees may make pre-tax contributions of up to 10% of salary (but not to exceed the Internal Revenue Service limits in any one year) to their Plan account. For those employees whose annual salary is less than $40,000, the Company contributes a matching amount equal to 20% of the employee's contribution at the time of the employee's contribution. For those employees whose annual salary is $40,000 or greater, the Company makes no contribution. During the years ended
June 30, 1996, 1995 and 1994, the Company's contributions to, and expenses of, the Plan were $37,500, $47,000 and $40,000, respectively.

NOTE N - Business Segment

The Company consists of one business segment, the design, manufacture and distribution of costume jewelry.

NOTE O - Major Customers

During the years ended June 30, 1996, 1995 and 1994, one customer's purchases amounted to approximately 33%, 30% and 30%, respectively, of the Company's sales, net of returns.



















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NOTE P - Quarterly Results (Unaudited)

The following summarizes the quarterly operating results of the Company for the years ended June 30, 1996 and 1995.

                                          (000 omitted)
                        ------------------------------------------------
                                         Quarter Ended
                        --------------------------------------
                         Sep 30    Dec 31    Mar 31   June 30    Total
                        --------  --------  --------  --------  --------
Year ended June 30, 1996:
  Net sales...........  $ 11,910  $ 13,261  $ 12,280  $ 13,069  $ 50,520
  Gross profit........     5,677     6,174     5,653     5,534    23,038
  Net earnings (loss)
   before sale of
   assets.............  $    799  $    425  $    (47) $ (2,473) $ (1,296)
  Loss on sale of assets                               (24,249)  (24,249)
                        --------  --------  --------  --------  --------
  Net earnings (loss).  $    799  $    425  $    (47) $(26,722) $(25,545)
                        ========  ========  ========  ========  ========
  Net earnings (loss)
   per share before
   sale of assets....   $   0.10  $   0.05  $  (0.01) $  (0.31) $  (0.17)
  Loss on sale of assets                                 (3.11)    (3.11)
                        --------  --------  --------  --------  --------
  Net earnings (loss)
   per share.........   $   0.10  $   0.05  $  (0.01) $  (3.42) $  (3.28)
                        ========  ========  ========  ========  ========

Year ended June 30, 1995:
  Net sales...........  $ 14,744  $ 12,713  $ 11,204  $ 11,202  $ 49,863
  Gross profit........     7,114     5,157     4,816     4,691    21,778
  Net earnings (loss).     1,012      (977)     (766)     (582)   (1,313)
  Net earnings (loss)
   per share..........      0.13     (0.13)    (0.10)    (0.07)    (0.17)


Note Q - Subsequent Event - Sale of Assets

Under order of the Bankruptcy Court, effective July 1, 1996, the Company sold most of its operating assets as a "going concern" for proceeds of approximately $5.5 million in cash and the assumption by the buyer of $19.55 million of the Company's liability to its senior secured lender. The Company simultaneously used a portion of the cash proceeds to payoff the balance owed to the senior secured lender. The sale resulted in a non-cash loss of approximately $24 million and has been reflected in the financial statements as if the sale had occurred on June 30, 1996.

In connection with the sale, the Company agreed to, and did, change its name so that the buyer could do business as "Victoria Creations, Inc.".





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